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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM 8-K


                                 CURRENT REPORT
                         PURSUANT TO SECTION 13 OR 15(d)
                     OF THE SECURITIES EXCHANGE ACT OF 1934


       Date of report (Date of earliest event reported): September 5, 2000
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                                FUTURELINK CORP.
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               (Exact name of registrant as specified in charter)


          Delaware                    0-24833                    95-4763404
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(State or other jurisdiction        (Commission               (I.R.S. Employer
      of incorporation)             File Number)             Identification No.)


 2 South Pointe Drive, Lake Forest, CA                             92630
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(Address of principal executive offices)                         (Zip Code)


Registrant's telephone number, including area code  (949) 672-3000
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                                 Not Applicable
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          (Former name or former address, if changed since last report)


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ITEM 5. OTHER EVENTS

        We are filing this Current Report on Form 8-K to report certain recent developments affecting our business. We are describing these developments on this Form 8-K to enable us to incorporate the following disclosures by reference for purposes of registration statements filed under the Securities Act of 1933 (the "Securities Act") on Form S-3. We have previously disclosed, either through press releases or through documents filed under the Securities Act, information relating to the following topics.

CHANGES IN MANAGEMENT

        In December 2000, Glen Holmes resigned as our President and Chief Operating Officer. He continues to serve as a member of our Board of Directors. In addition, Philip Ladouceur resigned as our Chief Executive Officer in December 2000. Mr. Ladouceur continues to serve as our Executive Chairman and a member of our Board of Directors.

        In December 2000, we appointed Howard E. Taylor as our President and Chief Executive Officer and entered into an employment agreement with him. Under the employment agreement, Mr. Taylor is to receive an annual base salary of $325,000 and a discretionary annual performance bonus of up to $250,000 in cash. We granted to Mr. Taylor a performance-based option to purchase 200,000 shares of our common stock at an exercise price of $0.81 per share. This option will vest at the end of one year if Mr. Taylor meets the pre-determined milestones established by our Board of Directors. If the milestones are not met, the option will vest on January 1, 2004. In addition, we granted to Mr. Taylor an option to acquire 2,500,000 shares of our common stock at an exercise price of $0.81 per share. Two million of the shares vest in eight quarterly increments of 250,000 shares each, commencing on January 1, 2001. The remaining 500,000 shares will vest on January 1, 2003. Mr. Taylor's employment agreement is an at-will agreement and either party may terminate the agreement at any time. In connection with his employment agreement, Mr. Taylor is entitled to receive a signing bonus of $650,000. The signing bonus is payable in two installments of $325,000, the first installment was paid in January 2001 and the second installment is due in April 2001. If Mr. Taylor voluntarily terminates his employment during the first 12 months of his employment, Mr. Taylor will be required to repay to us a portion of the signing bonus on a pro rata basis for each month which remains in the initial 12-month period. If we terminate Mr. Taylor's employment within the first two years of his employment term without just cause, we must pay him an amount equal to six month's salary, one-half of his annual performance bonus and six month's insurance premium contributions paid on his behalf. If we terminate Mr. Taylor's employment after the first two years of his employment term without just cause, we must pay him an amount equal to three month's salary, one-quarter of his annual performance bonus and three month's insurance premium contributions paid on his behalf. In addition, if at any time we terminate Mr. Taylor's employment without just cause, we must cause any of Mr. Taylor's unvested stock options that are scheduled to vest within 12 months of the date of his termination to immediately accelerate and become exercisable for three months from the date of his termination. Mr. Taylor's employment agreement also provides that if there is a change in our control, and Mr. Taylor is terminated without just cause within six months of such a change in control, or his level of responsibility or compensation is reduced and he elects within six months of such change in control to treat his employment as terminated, in each such case we must cause all of his unvested stock options to immediately accelerate and become exercisable for three months from the date of his termination.


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        Before joining FutureLink, Mr. Taylor was a venture operating partner at
Pequot Capital Management, Inc. from September 2000 to November 2000. Pequot Capital Management is one of our largest shareholders. From June 1999 to September 2000, Mr. Taylor served as Chairman and Chief Executive Officer of OnSite Access, Inc., a building-centric communications company. From November 1996 to June 1999, he served as President and Chief Operating Officer of WinStar Broadband Services, a business unit of WinStar Communications. From September 1994 to November 1996, Mr. Taylor served as President of the Customer Business Group of Southern New England Telephone.

         In December 2000, Raghu Kilambi resigned from his positions as Executive Vice President, Chief Financial Officer and as a director, and we appointed Richard M. White to serve as our Executive Vice President and Chief Financial Officer. Mr. White has served in various senior executive positions with us since January 2000. We have an employment agreement with Mr. White which provides for an annual base salary of $200,000, and the opportunity to earn an annual performance bonus of up to $100,000. The agreement provides for the payment to Mr. White of up to $39,200 for expenses incurred by Mr. White in relocating from Canada to California. Our employment agreement with Mr. White is an at-will agreement which either party can terminate at any time. If we terminate Mr. White's employment without just cause or if we change his level of responsibility and he elects to terminate after such change, we must pay him an amount equal to twelve months' base salary, his most recent performance bonus, plus certain insurance premium contributions paid on his behalf, provide him with up to $10,000 in relocation and financial consulting services or, at his option, pay him $10,000, and reimburse him up to $39,200 for expenses incurred by Mr. White in relocating back to Canada. Mr. White's employment agreement also provides that if there is a change in our control, and Mr. White is terminated without just cause within six months of such a change in control, or his level of responsibility or compensation is reduced and he elects within six months of such change in control to treat his employment as terminated, we must cause his unvested stock options to immediately accelerate and become exercisable for three months from the date of his termination.

        In December 2000, we appointed Marshall S. Geller as a director. Since 1995, Mr. Geller has been the Chairman, Chief Executive Officer and Founding Partner of Geller & Friend Capital Partners, Inc. and Brighton Venture Partners, two venture capital firms. From February 1991 to October 1995, Mr. Geller served as Senior Managing Partner of Golenberg & Geller, Inc., a merchant banking investment company which he founded. From April 1988 to December 1990, he was Vice Chairman of Gruntal & Company, a New York Stock Exchange investment banking firm. From July 1967 to March 1988, Mr. Geller served as Senior Managing Director of Bear, Stearns & Co. Inc. Mr. Geller currently serves as a director of ValueVision International, Inc., Ballantyne of Omaha, Inc. and Cabeltel Communications Corporation.


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FACILITIES

        In September 2000, we moved our headquarters to a 77,326 square foot facility which we lease in Lake Forest, California. In October 2000, we closed our offices in Los Angeles, California; Atlanta, Georgia; Ft. Lauderdale, Florida; Chantilly, Virginia; Las Vegas, Nevada and Durham, North Carolina. We have no further obligations under our leases in Chantilly, Virginia and Durham, North Carolina and have subleased our Las Vegas facility to a third party. We plan to sublease the other closed facilities to third parties until the leases expire.

LEGAL PROCEEDINGS

        Cameron Chell, our former Chief Executive Officer and a co-defendant in the lawsuit filed by Michael Chan in the Court of Queen's Bench of Alberta, Judicial District of Calgary, has filed a claim against us, seeking indemnification with respect to Mr. Chan's claims. Mr. Chan's suit alleges that FutureLink Alberta breached its contract to deliver him options to purchase 250,000 Class "A" common shares of FutureLink Alberta at $1.00 per share. Mr. Chan seeks 50,000 shares of our common stock or, alternatively, damages of approximately $1.5 million in cash, general damages of approximately $200,000 and punitive damages of approximately $200,000. We have filed a Statement of Defense in this action refuting Mr. Chan's claims.

REALIGNMENT STRATEGY AND COST-SAVINGS MEASURES

        In October 2000, consistent with our plan to integrate our recently acquired companies and achieve more efficient operations, we closed 6 branch offices and eliminated an aggregate of 75 positions company-wide through a combination of reduction in force and attrition. In January 2001, we announced a corporate realignment plan designed to reduce operational costs and increase profitability by focusing on our core business of offering a full range of professional computing services while at the same time continuing to pursue our ASP business. As part of this realignment plan, in January 2001 we reduced our 660 person work force by approximately 8%. We are continuing to evaluate all aspects of our operations with a view to reducing our operating losses. This may include the elimination of certain unprofitable lines of business, further staff and overhead reductions and the curtailment of further expansion of our ASP business and infrastructure until such time as ASP services become more readily accepted by the market. We are also refocusing our efforts to improve our margins in our professional computing services business. We believe that, even with our cost-savings and realignment strategy, our available cash, cash equivalents and available borrowings under our lease and bank credit facilities may not be sufficient to meet our anticipated cash needs to fund our operating losses, working capital and capital expenditures through 2001 unless we are successful in raising additional financing and continuing to reduce our operating losses.

FINANCING ACTIVITIES

        In November 2000, we entered into a loan and security agreement with a financial institution relating to a revolving credit facility that allows borrowings of up to a maximum of $25 million, which may be increased to $30 million at our option subject to payment of additional fees and the satisfaction of other conditions. The amount that we are permitted to borrow at any given time will vary based upon a percentage of our eligible accounts receivable and other factors as described in the loan and security agreement. In addition, there are limits as to how much we can borrow against various categories of accounts receivable. For example, the most we can borrow against our Canadian subsidiary accounts receivable is $10 million. The percentage of our accounts receivable against which we can borrow may be reduced if the amount of bad debt write-downs, advertising allowances, credits, or similar reductions of our accounts receivable exceed 5% of the applicable category of accounts receivable used for purposes of determining the maximum borrowing amount. If at any time the amount we owe under the credit facility exceeds the borrowing limits under the facility, we may immediately be required to repay in cash the amount of such excess. The credit facility is secured by


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substantially all of our assets, the receivables and other assets of some of our subsidiaries, and by guarantees and a pledge of a percentage of the shares of those subsidiaries. The credit facility has an initial term of three years, and will automatically be renewed for successive one-year terms, unless it is terminated sooner. We can terminate the facility at any time upon 90 days prior notice, but if we terminate the credit facility during the first three years, we will be required to pay a prepayment penalty. The credit facility bears interest at prime or prime plus 1.5% per annum, depending on the amount of our available unrestricted cash from time to time; however, at no time will the interest rate charged by the lender be less than 8% per annum. The credit facility contains certain financial and other covenants and restrictions, including the maintenance of a minimum tangible net worth, limitations on capital expenditures and the incurrence of indebtedness and restrictions on the payment of dividends. The terms of the $25 million credit facility also require us to follow cash management procedures. Specifically, we are required to establish and maintain cash management bank accounts in the lender's name, into which our collections on accounts receivable will be deposited. So long as we are not in default under the credit facility and our aggregate cash balances are at least $10 million, we may transfer funds from the cash management accounts to our operating accounts. If we default under the credit facility, or if our aggregate cash balances fall below $10 million, all amounts in the cash management bank accounts will be forwarded by daily sweep to the lender's account. After paying any amounts due to itself, the lender must remit the remaining balance to us.

        In December 2000, our UK subsidiaries entered into a loan agreement with the same financial institution relating to a revolving credit facility for up to $5 million. Any amount we borrow under the UK facility will reduce the available amount we can borrow under our $25 million credit facility. The UK credit facility is secured by substantially all of the assets of our UK subsidiaries and by guarantees by us and some of our subsidiaries. The terms of the UK credit facility are substantially the same as the $25 million credit facility.

        As of January 31, 2001, we have borrowed $10.6 million under the $25 million credit facility, which includes borrowings of $1.6 million under the UK credit facility, leaving the available amount we could borrow under the credit facility at $2.6 million. A portion of the funds we borrowed were used to refinance $4.4 million of outstanding indebtedness under our prior credit facility, which allowed borrowings of up to $10 million. The balance will be used to provide the necessary funds for working capital, including the funding of hardware and software purchases related to the performance of our server-based computing services. As of February 9, 2001, as a condition to granting us a waiver of certain financial covenants under the $25 million credit facility for the months of December 2000 and January 2001, our lender suspended our ability to borrow against our Canadian subsidiary accounts receivable.

        In connection with entering into the new $25 million credit facility, we granted the lender a warrant to purchase 100,000 shares of our common stock at an exercise price of $8.40 per share, with related registration rights.


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                                   SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.


                                             FUTURELINK CORP.



Date: February 9, 2001                       By: /s/ HOWARD E. TAYLOR
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                                                     Howard E. Taylor, President





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